UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 2, 2007
McAfee, Inc.
(Exact Name of Registrant as specified in Charter)

Delaware (State or other Jurisdiction of incorporation)	Commission File No.: 001-31216	77-0316593 (I.R.S. Employer Identification No.)
3965 Freedom Circle
Santa Clara, California 95054
(Address of Principal Executive Offices, including zip code)
(408) 346-3832
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 8.01.	Other Events.
     On January 7, 2007, the Board of Directors of McAfee, Inc. (“McAfee” or the “Company”) took the actions described below regarding stock options granted to certain current and former employees and a current director that have either expired or would otherwise expire during the period in which the Company is not current in its reporting obligations under the Securities Exchange Act of 1934, as amended (the “1934 Act”). In effect, the Company has extended (subject to certain exclusions and limitations) the post-termination exercise period for stock options until such time as the Company becomes current in its reporting obligations under the 1934 Act. In addition to the actions described below, McAfee may take additional actions with respect to stock options.
     The Board approved an amendment (the “Amendment”) to certain unexpired stock option agreements (the “Applicable Agreements”) issued pursuant to any of the Company’s employee or director stock option plans (except for stock option agreements of current or former Section 16 officers and directors, other than Robert Dutkowsky, a director who will be resigning from the Board no later than January 31, 2007) where the optionee’s employment or service with the Company terminates or has terminated and whose ability to exercise the vested portion of outstanding options to purchase Company common stock would otherwise expire before, or within 89 days after, the Company again becomes current in its reporting obligations under the 1934 Act. During such time that the Company is not current in its reporting obligations under the 1934 Act, the Company has suspended the issuance and sale of shares of its common stock pursuant to its registration statements on Forms S-8 filed with the Securities and Exchange Commission. The Amendment provides that the post-termination exercise period set forth in the Applicable Agreements shall be extended such that the optionee may exercise the vested portion of his or her option until 90 calendar days following the date upon which the Company again becomes current in its reporting obligations under the 1934 Act. However, in no event will any optionee whose option term has been extended be permitted to exercise his or her option later than the expiration of the term of the option or December 31, 2007. The foregoing is qualified in its entirety by reference to the Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.
     The Board also approved an amendment to the stock option agreements of the Company’s former chief executive officer, George Samenuk. This amendment provides that the post-termination exercise period set forth in the applicable agreements of Mr. Samenuk shall be extended for 30 days from January 7, 2007. A copy of the amendment with respect to Mr. Samenuk’s stock option agreements is attached hereto as Exhibit 10.2 and incorporated herein by reference.
     With respect to stock options of certain former employees that expired on or before January 7, 2007 who are not eligible for an extension of the post-termination exercise period (except for stock options held by certain former senior executive officers and current or former Section 16 officers and directors), the Board approved a plan to provide cash consideration for such expired options. The cash payment will occur subsequent to the Company becoming current in its reporting obligations under the 1934 Act and will be based upon an average closing price of the Company’s common stock.
     As a result of the aforementioned actions, the Company expects to record charges for stock-based compensation expense within an estimated range of $25 million to $45 million on a pre-tax basis. The substantial majority of these charges are non-cash in nature, and will affect several periods commencing with the fourth quarter of 2006. The above estimates are subject to a number of assumptions and actual results may differ, perhaps materially. The exact amount of the charge, and the resulting tax and accounting implications, are subject to final review by the Company and its independent auditors.
     As previously disclosed on December 22, 2006, McAfee took action to unilaterally amend certain stock options granted to former executive officers and current directors. McAfee took the corrective actions to address certain findings from the Company’s stock option review and the related potential 2006 tax consequences arising from Internal Revenue Code Section 409A. In the case of the former executive officers, the exercise prices of the unexercised portion of their grants were adjusted upward to match the stock price on the date Compensation Committee approval was obtained or employment commenced.
     Subsequent to McAfee’s unilateral action on December 22, 2006 to reprice Mr. Samenuk’s option grants, the Company and Mr. Samenuk executed an addendum to his stock option agreements regarding the actions described below.
     A stock option covering 300,000 shares of common stock granted on May 4, 2004 to Mr. Samenuk with an exercise price of $16.57 per share was amended to increase the exercise price on the unexercised portion of such stock option (46,250 shares) to $16.75 per share, an amount equal to the fair market value of the underlying shares of common stock on the revised measurement date of July 21, 2004, the date on which the Compensation Committee approval was obtained.
     A stock option covering 420,000 shares of common stock granted on January 16, 2002 to Mr. Samenuk with an exercise price of $25.43 per share was amended to increase the exercise price to $27.19 per share, an amount equal to the fair market value of the underlying shares of common stock on the revised measurement date of January 15, 2002, the date on which Compensation Committee approval was obtained.
Forward-Looking Statements:
     This report on Form 8-K contains forward-looking statements regarding actions to be taken with respect to the expired stock options of certain former employees, the nature,

timing and expected amounts of the charges that will be taken related to the extension and cashing out of stock options held by certain current and former employees and directors and future actions which may be taken with respect to stock options. These forward looking statements are subject to risks and uncertainties and actual results could vary, perhaps materially, from those anticipated. These risks and uncertainties include that the charges that McAfee may ultimately take may be taken during different periods or may be different than currently anticipated, perhaps materially. The forward-looking statements contained in this report are also subject to other risks and uncertainties, including those more fully described in McAfee’s filings with the SEC including its annual report on Form 10-K for the year ended December 31, 2005, and its quarterly report for the first quarter of 2006 filed on Form 10-Q.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits
     10.1 Text of amendment to certain stock option agreements.
     10.2 Text of amendment to stock option agreements of George Samenuk.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MCAFEE, INC.
Date: January 8, 2007	By:	/s/ Dale Fuller
Dale Fuller
Interim President and Chief Executive Officer